EXHIBIT (k)(4)

STONE RIDGE ASSET MANAGEMENT LLC

[    ], 2020

To the Trustees of:

Stone Ridge Longevity Risk Premium Fixed Income Master Trust 2045

510 Madison Avenue, 21st Floor

New York, NY 10022

Re: Notification of Undertaking to Waive Management Fee

With reference to the Investment Management Agreement entered into by Stone Ridge Asset Management LLC (the “Adviser”) with Stone Ridge Longevity Risk Premium Fixed Income Master Trust 2045 (the “Trust”), on behalf of its series, Stone Ridge Longevity Risk Premium Fixed Income Master Fund 2045 (the “Fund”), on the [    ] day of [    ], 2020, and in consideration of the management fee payable to the Adviser under the Investment Management Agreement relating to the Feeder Funds (as defined below), we hereby notify you as follows:

1.

For so long as a fund listed on Schedule A, attached hereto, as may be amended from time to time (each a “Feeder Fund”), invests substantially all of its assets in the Fund, the Adviser will waive each month the portion of the Fund’s management fee attributable to the assets of such Feeder Fund invested in the Fund to an annualized rate of 0.00%.

2.

We understand and intend that the Trust and the Fund will rely on this undertaking in preparing and filing its registration statement on Form N-2 (and any pre- and post-effective amendments thereto) with the Securities and Exchange Commission, in accruing the Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-2 and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and expressly permit the Trust and the Fund to do so.

3.

During the periods covered by this letter, the waiver set forth above may only be modified by the mutual consent of the Adviser and the Trust, including a majority vote of the “non-interested” trustees of the Trust (as defined in the 1940 Act).

Very truly yours,

STONE RIDGE ASSET MANAGEMENT LLC

By:
Name:	Lauren Macioce
Title:	Chief Compliance Officer

ACCEPTED AND AGREED TO ON BEHALF OF:

Stone Ridge Longevity Risk Premium Fixed Income Master Trust 2045, on behalf of its series, Stone Ridge Longevity Risk Premium Fixed Income Master Fund 2045

By:
Name: Anthony Zuco
Title: Treasurer

Stone Ridge Longevity Risk Premium Fixed Income Master Trust 2045

Fee Waiver Signature Page

2

EXHIBIT (k)(4)

Schedule A

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 65F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65F
Stone Ridge Longevity Risk Premium Fixed Income Trust 65M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65M
Stone Ridge Longevity Risk Premium Fixed Income Trust 66F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66F
Stone Ridge Longevity Risk Premium Fixed Income Trust 66M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66M
Stone Ridge Longevity Risk Premium Fixed Income Trust 67F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67F
Stone Ridge Longevity Risk Premium Fixed Income Trust 67M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67M
Stone Ridge Longevity Risk Premium Fixed Income Trust 68F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68F
Stone Ridge Longevity Risk Premium Fixed Income Trust 68M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68M
Stone Ridge Longevity Risk Premium Fixed Income Trust 69F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69F
Stone Ridge Longevity Risk Premium Fixed Income Trust 69M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69M
Stone Ridge Longevity Risk Premium Fixed Income Trust 70F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70F
Stone Ridge Longevity Risk Premium Fixed Income Trust 70M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70M
Stone Ridge Longevity Risk Premium Fixed Income Trust 71F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71F
Stone Ridge Longevity Risk Premium Fixed Income Trust 71M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71M
Stone Ridge Longevity Risk Premium Fixed Income Trust 72F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72F
Stone Ridge Longevity Risk Premium Fixed Income Trust 72M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72M
Stone Ridge Longevity Risk Premium Fixed Income Trust 73F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73F

A-1

EXHIBIT (k)(4)

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 73M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73M
Stone Ridge Longevity Risk Premium Fixed Income Trust 74F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74F
Stone Ridge Longevity Risk Premium Fixed Income Trust 74M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74M
Stone Ridge Longevity Risk Premium Fixed Income Trust 75F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75F
Stone Ridge Longevity Risk Premium Fixed Income Trust 75M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75M
Stone Ridge Longevity Risk Premium Fixed Income Trust 76F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76F
Stone Ridge Longevity Risk Premium Fixed Income Trust 76M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76M
Stone Ridge Longevity Risk Premium Fixed Income Trust 77F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77F
Stone Ridge Longevity Risk Premium Fixed Income Trust 77M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77M
Stone Ridge Longevity Risk Premium Fixed Income Trust 78F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78F
Stone Ridge Longevity Risk Premium Fixed Income Trust 78M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78M
Stone Ridge Longevity Risk Premium Fixed Income Trust 79F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79F
Stone Ridge Longevity Risk Premium Fixed Income Trust 79M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79M
Stone Ridge Longevity Risk Premium Fixed Income Trust 80F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80F
Stone Ridge Longevity Risk Premium Fixed Income Trust 80M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80M
Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81F
Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81M
Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82F

A-2

EXHIBIT (k)(4)

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82M
Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83F
Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83M
Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84F
Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84M
Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85F
Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85M

A-3